Exhibit 10.36
THIRD AMENDMENT TO THE
MARATHON PETROLEUM THRIFT PLAN

Pursuant to the powers of amendment reserved under Section 24.01 of the Marathon Petroleum Thrift Plan, as amended and restated effective as of January 1, 2023 (the “Plan”), the Plan is amended, effective as of June 20, 2023, as follows:
FIRST AND ONLY CHANGE
Section 21.01 is hereby amended, effective June 20, 2023, by deleting the first sentence of this Section and replacing it with the following:
Duane F. Boecker shall serve as Plan Administrator.
The Plan, as amended by the foregoing changes, is ratified and confirmed in all respects.
IN WITNESS WHEREOF, the undersigned officer has caused this Amendment to be executed effective as of the date specified above.

/s/ Fiona C. Laird
By: Fiona C. Laird
Its: Chief Human Resources Officer and
Senior Vice President Communications
Marathon Petroleum Corporation

Date Signed:	07-10-2023